SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated 7/21/03.

Item 9. Regulation FD Disclosure.

     On 7/21/03, Centex Corporation, a Nevada corporation (the “Corporation”), announced its first quarter net earnings for the quarter ended 6/30/03. A copy of the Corporation’s press release announcing these financial results, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.). This information is being provided under Item 9 and Item 12.(Disclosure of results of operations and financial condition).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Raymond G. Smerge Name: Raymond G. Smerge Title: Executive Vice President, Chief Legal Officer and Secretary

Date: 7/21/03

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated 7/21/03.